UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 25, 2010
(Date of earliest event reported)

STEVEN MADDEN, LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23702	13-3588231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52-16 Barnett Avenue, Long Island City, New York 11104
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 446-1800

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

          On May 25, 2010, Steven Madden, Ltd. (the “Company”) issued a press release announcing that its Board of Directors had approved a continuation of its stock repurchase program for up to an additional $50 million in repurchases of the Company’s common stock.  Repurchases will be made from time to time on the open market at prevailing market prices or in privately negotiated transactions at the Company’s discretion, and funded from existing cash.  Repurchased shares will be used for general corporate purposes, such as acquisitions and the Company’s stock incentive plan.   A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit	Description

99.1	Press Release, dated May 25, 2010, issued by Steven Madden, Ltd.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2010

STEVEN MADDEN, LTD.

By:	/s/ Edward R. Rosenfeld
Edward R. Rosenfeld
Chief Executive Officer